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                                                                       Exhibit 2

                                                                  Conformed Copy


________________________________________________________________________________






                               SECURITY AGREEMENT


                           Dated as of July 15, 1997


                                    between


                       INTERNATIONAL META SYSTEMS, INC.,
                                as the Borrower


                                      and


                  AMERSCAN PARTNERS III, LIMITED PARTNERSHIP,
                                 as the Lender

________________________________________________________________________________

                               TABLE OF CONTENTS



                Section 1.  Definitions; Interpretation.       1

                Section 2.  Representations and Warranties.    3

                Section 3.  Collateral.                        4

                Section 4.  Further Assurances; Remedies.      4

                Section 5.  Miscellaneous.                     9

     SECURITY AGREEMENT dated as of July 15, 1997 (this "Agreement") between INTERNATIONAL META SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (as borrower under the Note referred to below and as pledgor hereunder, the "Borrower"), and AMERSCAN PARTNERS III, LIMITED PARTNERSHIP (as lender under the Note referred to below and as pledgee hereunder, together with its successors and assigns in such capacity, the "Lender").

                                   WITNESSETH

     WHEREAS, pursuant to the Convertible Promissory Note dated July 15, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "Note"), executed and delivered by the Borrower in favor of the Lender, the Lender will make loans to the Borrower in an aggregate amount up to but not exceeding US$1,500,000 to give the Borrower with working capital to finance its product development, including, without limitation, the development of the Borrower's Meta 6000 semiconductor chip (the "Meta 6000 Chip"); and

     WHEREAS, it is a condition to the making of loans by the Lender pursuant to the Note that the Borrower shall have executed and delivered this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS; INTERPRETATION.

     (a) Unless otherwise defined herein, terms defined in the Note are used herein as therein defined. In addition, as used herein:

     "Borrower" shall have the meaning specified in the preamble hereof.

     "Collateral" shall have the meaning specified in Section 4 hereof.

     "Copyright Collateral" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, whether now owned or hereafter acquired by the Borrower, that relate to or are associated with the Meta 6000 Chip.

     "Default" shall mean any event which with notice or lapse of time or both would become an Event of Default.

     "Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the development, manufacture, marketing, distribution or sale of the Meta 6000 Chip and related products; (b) all licenses or user or other agreements granted to the Borrower with respect to any of the foregoing, in each case, whether now or hereafter owned or used, including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral;
(c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, computer software and programs, and the like relating to the Meta 6000 Chip;
(d) all field repair data, sales data and other information relating to the Meta 6000 Chip; (e) all accounting information which pertains to the development, manufacture, marketing, distribution or sale of the Meta 6000 Chip and all media in which or on which any of the information or knowledge or data or records which pertain to the Meta 6000 Chip may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of government agencies now or hereafter held by the Borrower pertaining to the development, manufacture, marketing, distribution or sale of the Meta 6000 Chip; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Borrower in respect of the items listed above.

     "Lender" shall have the meaning specified in the preamble hereof.

     "Meta 6000 Chip" shall have the meaning specified in the first recital hereto.

     "Note" shall have the meaning specified in the first recital hereof.

     "Patent Collateral" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under, and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world, whether now owned or hereafter acquired by the Borrower, in each case, relating to or are associated with the Meta 6000 Chip, including any of those that relate to any and all electrical properties of the Meta 6000 Chip, such as the net list and logic design, and any of those that relate to any and all physical properties of the Meta 6000 Chip, including, without limitation, the circuit design and layout of the Meta 6000 Chip and any and all Meta 6000 micro architectural specifications.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, trust, unincorporated organization, government (or any agency, instrumentality or political subdivision thereof).

     "Secured Obligations" shall mean (a) the principal of and interest on the Note and all other amounts from time to time owing to the Lender under the Note and (b) all amounts from time to time owing to the Lender by the Borrower hereunder.

     "Trademark Collateral" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, whether now owned or hereafter acquired by the Borrower in each case, relating to or are associated with the Meta 6000 Chip (including, without limitation, the trade name "Meta 6000"). Notwithstanding the foregoing, the Trademark Collateral does not and shall not include



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any item which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

     (b) Except as otherwise expressly provided herein, the following rules of interpretation shall apply to this Agreement:

     (i) the singular shall include the plural, and the plural shall include the singular;

     (ii) a reference to any agreement, note, contract or other document (including, without limitation, the Note) shall mean such agreement, note, contract or other document as amended, supplemented or otherwise modified and in effect from time to time;

     (iii) a reference to any law or statute shall include any amendment or modification thereto and any rules or regulations issued thereunder;

     (iv) a reference to any Person shall include its successors and permitted assigns under any agreement, contract or other document; and

     (v) a reference to a "Section" is a reference to a Section of this Agreement.

     SECTION 2. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender that:

     (a) Subject to the terms of any agreement entered into by the Company prior to the date of this Agreement, the Borrower is the sole legal and beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 hereof, and no Lien exists or will exist in or upon such Collateral at any time, except for the security interest in favor of the Lender created or provided for herein, which security interest constitutes a valid and enforceable first priority perfected security interest in and to all of such Collateral;

     (b) Subject to the terms of any agreement entered into by the Company prior to the date of this Agreement, the Borrower owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright Collateral, Patent Collateral or Trademark Collateral and all registrations, if any, in respect of any such Copyright Collateral, Patent Collateral or Trademark Collateral are valid and in full force and effect; and

     (c) To the Borrower's knowledge, (i) there is no violation by others of any right of the Borrower with respect to any Copyright Collateral, Patent Collateral or Trademark Collateral and (ii) the Borrower is not infringing in any respect upon the rights of any other Person in respect of any Copyright Collateral, Patent Collateral or Trademark Collateral; and no proceedings have been instituted or are pending against the Borrower or, to the Borrower's knowledge, threatened, and no claim against the Borrower has been received by the Borrower, alleging any such violation.



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

     SECTION 3. COLLATERAL.

     As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby grants to the Lender a security interest in all of the Borrower's right, title and interest in, to and under the following property, whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all such property being collectively referred to herein as the "Collateral"):

     (a) all Intellectual Property of the Borrower; and

     (b) all fruits, products, income, proceeds, rents, revenues, accessions, issues, profits, royalties, benefits, additions, substitutions and replacements of and to any and all of the property of the Borrower described in clause (a) of this Section 3 and, to the extent related to any property described in said clause or such proceeds, any and all books, correspondence, records and other papers.

     SECTION 4. FURTHER ASSURANCES; REMEDIES.

     In furtherance of the grant of the security interest pursuant to Section 4 hereof, the Borrower hereby agrees with the Lender as follows:

     4.01 Delivery and Other Perfection.

     (a) The Borrower shall:

     (i) upon the request of the Lender, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate any security interest granted pursuant hereto to enable the Lender to exercise and enforce its rights hereunder with respect to such security interest;

     (ii) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests granted by this Agreement;

     (iii) furnish to the Lender from time to time (but, unless a Default or Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Lender may reasonably request, all in reasonable detail;

     (iv) promptly upon the request of the Lender, following receipt by the Lender of any statements, schedules or reports pursuant to clause (iii) above or otherwise, modify this Agreement to include a description of any item of Intellectual Property which becomes part of the Collateral under this Agreement;

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     (v) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Borrower's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Borrower with respect to the Collateral all in such manner as the Lender may require; and

     (vi) at any time or from time to time, upon request of the Lender, cause the Lender to be listed as the lienholder on any certificate of title or ownership covering any of the Collateral and promptly deliver evidence of the same to the Lender.

     (b) The Borrower hereby authorizes the Lender to the fullest extent permitted by law to furnish notices and effect registrations and other additions as required under Section 4.01(a).

     (c) It is the intention of the Borrower that the continuing grant of the security interest provided for in this Agreement shall remain in effect as security for the payment and performance of all of the Secured Obligations, whether presently existing or hereinafter incurred by future advances or otherwise, until the same are repaid by the Borrower in full.

     (d) The Borrower hereby agrees that it shall pay any state duties or other fees or Taxes levied by, or payable to, any governmental authority in connection with any and all recordations, registrations and filings made pursuant to Section 4.01(a) relating to the security interest granted hereby or the perfection thereof.

     4.02 Other Financing Statements and Liens. Without the prior written consent of the Lender, the Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party.

     4.03 Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

     4.04 Special Provisions Relating to Certain Collateral

     (a) For the purposes of enabling the Lender to exercise rights and remedies under Section 4.05 hereof (in the event of an unremedied default) at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grant to the Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

     (b) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 5(h) of the Note which limit the right of the Borrower to dispose of its property, so long as no Event or Default shall have occurred and be continuing, the Borrower



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may exploit, use, enjoy, protect, license and sublicense the Intellectual
Property in the ordinary course of its business. The exercise of rights and remedies under Section 4.05 hereof by the Lender shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Borrower in accordance with the first sentence of this clause (b).

     4.05 Events of Default, Etc. During the period in which an Event of Default shall have occurred and be continuing:

     (a) the Borrower shall, at the request of the Lender, assemble the Collateral at such place or places, reasonably convenient to both the Lender and the Borrower, designated at the request of the Lender;

     (b) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction in which such rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such rights);

     (c) the Lender may make any reasonable compromise or settlement deemed desirable with respect to all of the Collateral or any part thereof and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all of the Collateral or any part thereof;

     (d) the Lender in its discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (e) the Lender may enforce its security interest in, foreclose on and take possession of the Collateral or any part thereof, in each case, without applying to any court or arbitral tribunal or otherwise and, thereafter, sell, lease, assign or otherwise dispose of all or any part of such Collateral which has come into the possession, custody or control of the Lender or any of its agents, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or any other Person may be the purchaser, lessee, assignee or recipient of any or all of the Security so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Borrower shall supply to the Lender or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark




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Collateral.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and such sale may be made at any time or place to which the sale may be so adjourned.

     4.06 Removals, Etc. Without at least 30 days' prior written notice to the Lender, the Borrower shall not (a) maintain any of its records relating to any of the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or
(b) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

     4.07 Private Sale. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 4.05 hereof conducted in a commercially reasonable manner. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

     4.08 Deficiency. If the process of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrower shall remain liable for any deficiency.

     4.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by or on behalf of the Lender under this Section 4, shall be applied by the
Lender:

     First, to the payment of the costs and expenses of such collection, sale or other realization (if any) and the costs, fees, expenses and other amounts owing to the Lender under Section 4.05 hereof;

     Next, to the payment in full of the Secured Obligations, in each case, equally and ratably in accordance with the amounts then due and owing; and

     Finally, after payment in full of the foregoing, the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any Collateral surplus then remaining.

     As used in this Section 4, "proceeds" of Collateral shall mean cash and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reoganization, liquidation or adjustment of debt of the Borrower.

     4.10 Attorney-in-Fact. Without limiting any other rights or powers granted by this Agreement to the Lender, upon the occurrence and during the continuance of any Default or Event of Default, the Lender is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any



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instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 4 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks and other instruments made payable to the order of the Borrower representing any royalty, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Borrower shall file such financing statements and other documents in such offices as the Lender may request to perfect the security interests granted by Section 3 of this Agreement.

     4.12 Termination. When all secured obligations have been paid in full and the obligation of the Lender under the Note to make loans to the Borrower shall have expired or been terminated, this Agreement shall terminate and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower.

     4.13 Indemnity and Expenses.

     (a) The Borrower agrees to indemnify the Lender from and against any and all claims, losses, liabilities and expenses arising out of or resulting from
(i) this Agreement (including, without limitation, enforcement of this Agreement) or (ii) any refund or adjustment of any amount paid or payable to the Lender under or in respect of this Agreement, or any interest therein, that may be ordered or otherwise required by any Person.

     (b) The Borrower will, on demand, pay to the Lender the amount of all expenses (including the fees and expenses of counsel and of experts and agents) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Lender of any obligations of the Borrower in respect of the Collateral which the Borrower has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of all of the Collateral or any part thereof, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations.

     4.14 Further Assurances. The Borrower agrees that, from time to time upon the written request of the Lender, the Borrower will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effectuate the purposes of this Agreement.

     SECTION 5. MISCELLANEOUS.

     5.01 No Waiver. No failure on the part of the Lender or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender or any of its agents of any right, power or remedy hereunder preclude any other or further



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exercise thereof or the exercise of any other right, power or remedy.  The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

     5.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given when transmitted (if sent by facsimile), when delivered (if personally delivered) or upon receipt (if mailed), in each case, given or addressed as aforesaid.

     5.03 Amendments and Waivers. This Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Lender, and any provision of this Agreement may be waived only by any instrument in writing signed by the Lender. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

     5.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower, the Lender and each holder of any of the Secured Obligations (provided, however, that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of the Lender).

     5.05 Agreement Supersedes; Effectiveness. This Agreement supersedes all prior agreements, written or oral, among the parties with respect to the subject matter of this Agreement.

     5.06 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     5.07 Lender's Duty of Care. The Lender shall not have any duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody but shall be deemed to have exercised reasonable care if it exercises the same degree of care and skill with respect to the Collateral as a prudent Person would in the conduct of his or her own affairs, or if the Lender takes such action with respect to the Collateral as the Borrower requests in writing, but neither failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care.

     5.08 Security Interest Absolute. The rights and remedies of the Lender hereunder, the security interests created hereby and the obligations of the Borrower hereunder (commencing on the date hereof and until the Termination
Date) are absolute, irrevocable and unconditional, irrespective of:



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     (a) any amendment to, waiver of, consent to or departure from, or failure to exercise any right, remedy, power or privileges under or in respect of, any of the Secured Obligations, or any other agreement or instrument relating thereto;

     (b) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof;

     (c) any substitution, release or exchange of any other security for or guarantee of any of the Secured Obligations or the failure to create, preserve, validate, perfect or protect any other security interest granted to, or purported to be granted to, or in favor of, the Lender; or

     (d) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 5.08 that the obligations of the Borrower hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

     5.09 Reinstatement. This Agreement, the Secured Obligations and the security interests created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Secured Obligations is rescinded or must otherwise be restored or repaid by the Lender or any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower shall indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration.

     5.10 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Central District of California or any court of the State of California located in the County of Los Angeles for the purposes of any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby irrevocably consents to the service of any and all process in connection with any such suit, action or proceeding by mailing copies of such process to it at its address provided in Section 5.02. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.10 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its property in any other court or jurisdiction.

     5.11 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



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

     5.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.




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


     IN WITNESS WHEREOF, the parties hereto, by their respective officers duly authorized, have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                       The Borrower

                                       INTERNATIONAL META SYSTEMS, INC.

                                       By    /s/ George W. Smith
                                          -----------------------------
                                          George W. Smith
                                          Chief Executive Officer

                                       Address for Notices:

                                       International Meta Systems, Inc.
                                       100 North Sepulveda Boulevard
                                       Suite 601
                                       El Segundo, California 90245

                                       Attention: Chief Executive Officer

                                       Tel:  310-524-9300
                                       Fax:  310-524 9303

                                       The Lender

                                       AMERSCAN PARTNERS III, LIMITED
                                       PARTNERSHIP
                                       by its General Partner

                                       AMERSCAN CAPITAL MANAGEMENT
                                       LTD., as General Partner

                                       By     /s/ Martin S. Albert
                                          -----------------------------
                                          Martin S. Albert
                                          Director and Deputy Chairman

                                       Address for Notices:

                                       Amerscan Capital Management Ltd.
                                       c/o Amerscan, Inc.
                                       3609 East Thousand
                                       Oaks Boulevard
                                       Suite 209
                                       Westlake Village
                                       California 91362

                                       Attention:  Secretary

                               Tel:  805-371-7715
                               Fax:  805-497-7154





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